UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave. Orlando, Florida		32801
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Offering of 7.25% Senior Notes due 2019

On March 31, 2011, CNL Lifestyle Properties, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company, certain subsidiary guarantors named therein (the “Guarantors”), and Jefferies & Company, Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers, relating to the issuance and sale of $400 million in aggregate principal amount of its 7.25% senior notes due 2019 (the “Notes”). The Notes were sold at an offering price of 99.249%, resulting in net proceeds to the Company of approximately $388 million after deducting the initial purchasers’ discount and the estimated offering expenses payable by the Company.

The Notes were offered to the initial purchasers as a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers intend to sell the Notes only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S of the Securities Act.

The Purchase Agreement contains, for both the Company and the initial purchasers, customary representations, warranties, agreements, indemnification obligations, including for liabilities under the Securities Act, other obligations and termination provisions.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete copy of that agreement that is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Indenture Relating to 7.25% Senior Notes due 2019

On April 5, 2011, the Company completed its previously announced private placement of the Notes (the “Offering”). The Notes were issued pursuant to an indenture (the “Indenture”), dated as of April 5, 2011 by and among the Company, the Guarantors and Wilmington Trust FSB, as trustee.

The Notes will mature on April 15, 2019, and bear interest at a rate of 7.25% per annum, payable semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on October 15, 2011. The Notes are senior unsecured obligations of the Company and will be guaranteed by each of the Guarantors.

The terms of the Indenture will, among other things, limit the ability of the Company and its restricted subsidiaries to (i) transfer and sell assets; (ii) pay dividends or make certain distributions, buy subordinated indebtedness or securities or make certain other restricted payments; (iii) incur or guarantee additional indebtedness or issue preferred stock; (iv) incur dividend or other payment restrictions affecting restricted subsidiaries; (v) merge, consolidate or sell all or substantially all of its assets; (vi) enter into certain transactions with affiliates; or (vii) engage in business other than a business that is the same or similar to our current business or a reasonably related extension thereof. These covenants are subject to a number of limitations and exceptions that are described in the Indenture. Additionally, the indenture requires us to maintain, at all times, total unencumbered assets of not less than 150% of the aggregated principal amount of our and our restricted subsidiaries unsecured indebtedness.

At any time prior to April 15, 2015, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) a make-whole premium as of the date of redemption, plus (iii) accrued and unpaid interest and additional interest, if any, thereon, to the date of redemption. In addition, the Company may redeem some or all of the Notes on or after April 15, 2015, at redemption prices set forth in the Indenture, together with accrued and unpaid interest. At any time prior to April 15, 2014, the Company may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the Notes, including any permitted additional Notes, at a redemption price equal to 107.250% of the principal amount.

Upon the occurrence of a change of control triggering event specified in the Indenture, the Company must offer to purchase the Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. Upon the occurrence of certain asset sales specified in the Indenture, the Company may be required to repurchase the Notes at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest and special interest.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the trustee or holders of at least 25% in principal amount of the outstanding Notes may declare the principal, accrued and unpaid interest, if any, on all the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the complete copy of the Indenture and the Notes, filed as Exhibits 4.1 and 4.2 to this Form 8-K, respectively, and are incorporated herein by reference.

Registration Rights Agreement

On April 5, 2011, in connection with the Offering, the Company, the Guarantors and the representatives of the initial purchasers of the Notes entered into a Registration Rights Agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement require the Company and the Guarantors to (i) prepare and file a registration statement with respect to an exchange offer for the Notes within 90 days of the closing date of the Offering; (ii) use commercially reasonable efforts to cause a registration statement with respect to an exchange offer for the Notes to be declared effective by the Securities and Exchange Commission within 180 days after the closing date of the Offering; (iii) use best efforts to keep the registration statement effective until the consummation of the exchange offer in accordance with its terms; (iv) consummate the exchange offer within 30 business days after the date of effectiveness of the registration statement with respect to the exchange offer; and (v) file a shelf registration statement for the resale of the Notes in certain circumstances.

If the Company fails to satisfy these registration obligations as set forth in the Registration Rights Agreement, the Company will be required to pay additional special interest to the holders of the Notes. The Registration Rights Agreement provides that if: (i) the Company does not file a registration statement with respect to the Notes with the SEC on or prior to the 90th day following the closing date, (ii) the registration statement is not declared effective on or prior to the 180th calendar day following the closing date, or (iii) the exchange offer is not consummated within 30 business days following the effective date of the registration statement or the registration statement ceases to be effective or usable during certain time periods (any event described in (i) through (iii) being referred to individually as a “Registration Default”), then the Company will pay additional cash interest on the Notes. The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until such Registration Default has been cured, up to a maximum additional interest rate of 1.0% per annum. The Company will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the Notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the complete copy of that agreement that is filed as Exhibit 4.3 to this Form 8-K and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of April 5, 2011, by and between the Company and Wilmington Trust, FSB as Trustee.

4.2	Form of 7.25% Senior Notes due 2019 (included in the Indenture filed as Exhibit 4.1 hereto).

4.3	Registration Rights Agreement, dated as of April 5, 2011, by and among the Company, certain subsidiaries of the Company, as guarantors thereto and Jefferies & Company, Inc. and Merrill, Lynch, Pierce, Fenner & Smith, Incorporated, as representative of the several initial purchasers of the 7.25% Senior Notes due 2019.

10.1	Purchase Agreement, dated March 31, 2011, by and among the Company, certain subsidiary guarantors named therein and Jefferies & Company, Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2011	CNL LIFESTYLE PROPERTIES, INC.

/s/ Joseph T. Johnson
	Name:	Joseph T. Johnson
	Title:	Senior Vice President and
Chief Accounting Officer

Exhibit Index

Number	Description

4.1	Indenture, dated as of April 5, 2011, by and between the Company and Wilmington Trust, FSB as Trustee.

4.2	Form of 7.25% Senior Notes due 2019 (included in the Indenture filed as Exhibit 4.1 hereto).

4.3	Registration Rights Agreement, dated as of April 5, 2011, by and among the Company, certain subsidiaries of the Company, as guarantors thereto and Jefferies & Company, Inc. and Merrill, Lynch, Pierce, Fenner & Smith, Incorporated, as representative of the several initial purchasers of the 7.25% Senior Notes due 2019.

10.1	Purchase Agreement, dated March 31, 2011, by and among the Company, certain subsidiary guarantors named therein and Jefferies & Company, Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers.